Exhibit 10.20

AMENDED AND RESTATED

REVOLVING CREDIT NOTE

$ 50,000,000	Date: June 23, 2011

This Revolving Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof (as hereafter amended, modified, supplemented, extended and/or restated from time to time, the “Credit Agreement”) by GOODMAN NETWORKS INCORPORATED, a corporation organized under the laws of the State of Texas (the “Borrower”), the financial institutions which are now or which hereafter become a party thereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of PNC, at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrower in writing:

(i) the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or, if different from such amount, the unpaid principal balance of Lender’s Commitment Percentage of the Revolving Advances as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence and continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

This Note is a Revolving Credit Note referred to in the Credit Agreement and is secured by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

If an Event of Default shall occur pursuant to the terms and conditions of the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

The Borrower expressly waives any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind except as expressly provided in the Credit Agreement.

This Note is executed and delivered by the Borrower to amend, increase, renew, restate, and further evidence the indebtedness evidenced by that certain Revolving Credit Note, dated as of May 2, 2010, executed by the Borrower and payable to the order of PNC, in the original principal sum of $50,000,000.00 (the “Original Note”). This Note shall constitute a renewal, amendment, and restatement of the Original Note. This Note does not extinguish the indebtedness, liabilities, or other Obligations of the Borrower arising under the Original Note, and does not constitute a novation or payment of any part of the indebtedness, liabilities or other Obligations of the Borrower evidenced by the Original Note. The Borrower hereby agrees that the execution of this Note shall in no manner vitiate, impair or affect the liens and security interests created and evidenced by the Credit Agreement or any of the Other Documents in effect as of the date of the Original Note or created prior to the date hereof, and such liens and security interests shall not be and are not in any manner released or waived solely by execution of this Note.

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BORROWER:

GOODMAN NETWORKS INCORPORATED

By:	/s/ Geoffrey Miller
Name:	Geoffrey Miller
Title:	Chief Financial Officer